                                                                     Exhibit 1.6

                               4,000,000 Shares

                           THORNBURG MORTGAGE, INC.

                                 Common Stock

                               ($0.01 Par Value)

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                               November 12, 2001

Credit Suisse First Boston Corporation
ABN AMRO Rothschild LLC
A.G. Edwards & Sons, Inc.
RBC Dain Rauscher Inc.

c/o      Credit Suisse First Boston Corporation
         As representatives of the several Underwriters, Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Dear Ladies and Gentlemen:

         1.    Introductory.  Thornburg Mortgage,  Inc., a Maryland
corporation ("Company"), proposes to issue and sell 4,000,000 shares ("Firm Securities") of its common stock, par value $0.01 per share ("Securities"), to the several underwriters named on Schedule A annexed hereto ("Underwriters"),
                                  ----------
for whom Credit Suisse First Boston Corporation ("CSFBC"), ABN AMRO Rothschild LLC, A.G. Edwards & Sons, Inc. and RBC Dain Rauscher Inc. are acting as representatives ("Representatives"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 600,000 additional shares ("Optional Securities") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called "Offered Securities."

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, "Act"), with the Securities and Exchange Commission ("Commission") a registration statement on Form S-3, (File No. 333-61966), including a prospectus ("Rule 429 Registration Statement"), with respect to the Offered Securities, which amends pursuant to Rule 429 of the Act the Company's earlier registration statement on Form S-3 (File No. 333-16799) ("Initial Registration Statement") and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the

                                   Ex. 1.6-1

Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, "Exchange Act"). The Company has prepared a prospectus supplement ("Prospectus Supplement") to the prospectus included as part of the Rule 429 Registration Statement setting forth the terms of the offering, sale and plan of distribution of the Offered Securities and additional information concerning the Company and its business. The Company has furnished to the Representatives, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the prospectus included as part of the Rule 429 Registration Statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated in such prospectus by reference (each, "Preliminary Prospectus"), relating to the Offered Securities. Except where the context otherwise requires, the Rule 429 Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act, is herein called the "Registration Statement," the Registration Statement and the Initial Registration Statement, as amended when it became effective, are herein collectively called the "Registration Statements" and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day following the date of this Underwriting Agreement ("Agreement") (or on such other day as the parties may mutually agree), is herein called the "Prospectus." Any reference herein to the Registration Statements, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statements, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statements, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Securities. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

         The Company hereby agrees with the Underwriters as follows:

         2. Representations and Warranties of the Company and the Manager. The Company and, where applicable, the Manager (as defined below) represent and warrant to, and agree with, the several Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 under the Act. The Registration Statements have been filed with the Commission and have been declared effective under the Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statements, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or

                                   Ex. 1.6-2
         other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree. The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act. Copies of the Registration Statements, the Preliminary Prospectus and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statements and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. Neither the Company nor the Manager has distributed any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (b) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the First Closing Date (as defined below) and, if applicable, at the Optional Closing Date (as defined below), conformed or will conform in all material respects with the requirements of the Act. Each part of the Registration Statement, when such part became or becomes effective or when it was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the First Closing Date and, if applicable, at the Optional Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives, on behalf of the Underwriters, specifically for use in the preparation thereof.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable.

                  (d) The consolidated financial statements of the Company and the Subsidiaries (as defined below), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated

                                   Ex. 1.6-3
          and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act.

                  (e) The Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                  (f) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule B annexed hereto, in which its ownership or lease
                      ----------
         of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect ("Material Adverse Effect") on the business, assets, properties, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to CSFBC and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the First Closing Date or, if applicable, the Optional Closing Date.

                  (g) The Company has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) other than Thornburg Mortgage Funding Corporation ("Funding I"), Thornburg Mortgage Acceptance Corporation ("Acceptance I"), Thornburg Mortgage Home Loans, Inc. ("TMHL"), Thornburg Mortgage Funding Corporation II ("Funding II") and Thornburg Mortgage Acceptance Corporation II

                                   Ex. 1.6-4

         ("Acceptance II") (each "Subsidiary" and, collectively, "Subsidiaries"). Each of the Subsidiaries has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule C annexed hereto, in
                                                  ----------
         which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificates of incorporation and of the bylaws of the Subsidiaries and all amendments thereto have been delivered to CSFBC and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the First Closing Date or, if applicable, the Optional Closing Date.

                  (h) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, directly or through TMHL, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each of Funding I, Acceptance I and TMHL. Funding II and Acceptance II are wholly owned by TMHL. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (i) Thornburg Mortgage Advisory Corporation ("Manager") has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule D
                                                                      ----------
         annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into this Agreement, and the Manager is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificate of incorporation and of the bylaws of the Manager and all amendments thereto have been delivered to CSFBC and no changes therein will be made subsequent to the date hereof and prior to the First Closing Date or, if applicable, the Optional Closing Date. The Manager has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act).

                                   Ex. 1.6-5

                  (j) TMA Mortgage Funding Trust I and TMA Mortgage Funding Trust II (collectively, "Trusts") have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act, in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus. The trustee for each of the Trusts is the Wilmington Trust Company.

                  (k) Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) their respective charters, bylaws or organizational documents, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, the Subsidiaries, any of the Trusts, the Manager or any of their respective assets or properties may be bound or affected. Except as set forth in Schedule E annexed hereto, to the best knowledge of the Company and the Manager, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default in any respect thereunder. The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) any provision of the charter, bylaws or organizational documents, as the case may be, of the Company, any of the Subsidiaries, any of the Trusts or the Manager, (ii) any provision of any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, any of the Subsidiaries, any of the Trusts or the Manager, or any of their respective assets or properties may be bound or affected or, with respect to the Manager, which would have a Material Adverse Effect on the ability of the Manager to perform its obligations under the Management Agreement (as defined below), or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or the Trusts.

                  (l) As of September 30, 2001, as of the date of this Agreement and as of the First Closing Date, the Company had, has or will have an authorized, issued and outstanding capitalization as set forth under the headings "Historical," and "As adjusted for this offering," respectively, in the section of the Prospectus Supplement entitled "Capitalization." All of the issued and outstanding shares of capital stock, including the Securities, of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were

                                   Ex. 1.6-6
         not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles and
         (ii) the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

                  (n) The capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Offered Securities are in due and proper form and the holders of the Offered Securities will not be subject to personal liability by reason of being such holders.

                  (o) The Offered Securities have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to
         Section 12 of the Exchange Act.

                  (p) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Offered Securities or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Offered Securities under the Act,
         (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, or (iii) such approvals as have been obtained in connection with the approval of the listing of the Offered Securities on The New York Stock Exchange.

                                   Ex. 1.6-7

                  (q) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act ("Person"), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Offered Securities to the Underwriters hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Offered Securities or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Offered Securities or any such options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

                  (r) PricewaterhouseCoopers LLP and McGladrey & Pullen, LLP, whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Act.

                  (s) Each of the Company, the Subsidiaries, the Trusts and the Manager has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus. Each of the Company, the Subsidiaries, the Trusts and the Manager has obtained accreditation or certification required by any applicable law from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries, any of the Trusts or the Manager.

                  (t) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company, any of the Subsidiaries, any of the Trusts or the Manager, as the case may be, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Subsidiaries, the Trusts or the Manager, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

                  (u) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company, any

                                   Ex. 1.6-8
         of the Subsidiaries, any of the Trusts or the Manager or any of their respective officers or directors is a party or of which the properties or other assets of any such entity is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order.

                  (v) During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

                  (w) Except as disclosed in the Prospectus (excluding any disclosure contained in any amendment or supplement to, or incorporated by reference into, the Prospectus after the date of this Agreement), since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, net worth, properties, assets or results of operations of the Company, the Subsidiaries and the Trusts, taken as a whole. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any transaction which is material to the Company, the Subsidiaries and the Trusts, except transactions in the ordinary course of business, (ii) any obligation, direct or contingent, which is material to the Company, the Subsidiaries and the Trusts taken as a whole, incurred by the Company, the Subsidiaries or the Trusts, except obligations incurred in the ordinary course of business, (iii) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (iv) except for regular quarterly dividends on the Securities and the 9.68% Cumulative Convertible Series A Preferred Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company, any of the Subsidiaries nor the Trusts has any material contingent obligation which is not disclosed in the Registration Statement or Prospectus.

                  (x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

                  (y) Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company or any of the Subsidiaries. Since it first became a publicly-registered entity, the

                                   Ex. 1.6-9

         Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company or any of the Subsidiaries.

                  (z) Each of the Company, the Subsidiaries, the Trusts, the Manager and each of their respective officers, directors and controlling Persons has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale of the Offered Securities, or (ii) since the filing of the Registration Statement (except pursuant to the Company's dividend reinvestment and stock purchase plan ("DRSPP")) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

                  (aa) The Offered Securities have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

                  (bb) Except as set forth in Schedule F annexed hereto, neither
                                              ----------
         the Company nor any of the Subsidiaries, the Trusts or affiliates (including the Manager) (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers ("NASD")) any member firm of the NASD.

                  (cc) The Company has not relied upon the Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

                  (dd) Any certificate signed by any officer of the Company delivered to CSFBC or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (ee) As of the date of this Agreement, the investment portfolio (other than cash and cash equivalents) of the Company consists of adjustable-rate mortgage securities and adjustable-rate mortgage loans. As of the date of this Agreement, the derivative financial instruments held by the Company consist solely of interest rate cap agreements, interest rate options contracts and interest rate swap agreements. As of the date of this Agreement and except as otherwise disclosed in the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, including making any change to any stated investment percentages or

                                  Ex. 1.6-10
         guidelines or the stated equity-to-assets ratio currently employed by the Company and the Subsidiaries. The Company, the Subsidiaries and the Trusts have good and marketable title to all properties and assets owned, directly or indirectly, by the Company, the Subsidiaries and the Trusts, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company and the Subsidiaries. The Company, the Subsidiaries and the Trusts do not own any real property. Any real property and buildings held under lease by the Company, the Subsidiaries and the Trusts are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, the Subsidiaries and the Trusts.

                  (ff) Each of the Company, the Subsidiaries and the Trusts has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor any of the Subsidiaries nor the Manager has knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company, any of the Subsidiaries or any of the Trusts. To the knowledge of the Company, the Subsidiaries and the Manager, there are no tax returns of the Company, the Subsidiaries or the Trusts that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

                  (gg) The Company and each of the Subsidiaries owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intellectual property rights and know-how (collectively, "Intellectual Property") necessary to entitle the Company, the Subsidiaries and the Trusts to conduct their business as described in the Prospectus, and the Company and the Subsidiaries have not received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which could have a Material Adverse Effect.

                  (hh) TMHL owns or possesses adequate and validly issued licenses, or is otherwise authorized by law, to originate loans as a mortgage lender in all states in which TMHL has originated or is currently originating loans. As of the date of this Agreement, TMHL is licensed, or is otherwise authorized by law, to originate loans in each of the jurisdictions set forth on Schedule G annexed hereto. To the
                                           ----------
         knowledge of the Company and the Manager, all third-party service providers used, employed, hired or otherwise contracted to by the Company or any of the Subsidiaries have obtained all necessary licenses or other relevant

                                   Ex.1.6-11
         authorization to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or the Subsidiaries.

                  (ii) Each of the Company, the Subsidiaries, the Trusts and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (jj) Each of the Company, the Subsidiaries and the Trusts is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager has been refused any insurance coverage which has been sought and applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (kk) Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in violation, and has not received notice of any violation with respect to, any applicable local, state or federal environmental, safety or similar law applicable to the business of the Company, the Subsidiaries and the Trusts. Each of the Company, the Subsidiaries, the Trusts and the Manager has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and each of the Company, the Subsidiaries, the Trusts and the Manager is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

                  (ll) Neither the Company nor any of its Subsidiaries, Trusts or affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

                  (mm) There are no existing or threatened labor disputes with the employees of the Company, any of the Subsidiaries or the Manager which are likely to have individually or in the aggregate a Material Adverse Effect.

                                   Ex. 1.6-12

                  (nn) Neither the Company nor any of the Subsidiaries or Trusts nor, to the knowledge of the Company and the Manager, any employee or agent of the Company, the Subsidiaries or Trusts, has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, any of the Subsidiaries or Trusts or the Manager, on the one hand, and the directors, officers and stockholders of the Company, any of the Subsidiaries or Trusts or the Manager, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

                  (oo) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of Offered Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended ("Code"). The proposed method of operation of the Company and each of the Subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

                  (pp) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended ("Investment Company Act").

                  (qq) The Manager has full legal right, power and authority to perform its duties in accordance with and under the Management Agreement, dated July 15, 1999, between the Company and the Manager, as amended on October 17, 2000 ("Management Agreement"), and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. To the knowledge of the Company and the Manager, there is no breach of, or default under (nor has any event occurred with which notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement by the Manager.

                  (rr) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or the Trusts, on the one hand, and the Manager or the directors, officers, stockholders or trustees of the Company, any of the Subsidiaries or the Trusts or the

                                   Ex. 1.6-13

         Manager, on the other hand, which is required by the Act or the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries or the Trusts to or for the benefit of any of the officers or directors of the Company, any of the Subsidiaries or the Manager or any of the members of the families of any of them.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $15.31 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A annexed hereto.
                ----------

         The Company will deliver the Firm Securities to the Representatives in book entry form through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company at CTC NJ/Thornburg in Princeton, New Jersey, in connection with the closing of such transactions, at the office of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., New York time, on November 16, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Prior to the First Closing Date, the Company will also deliver the form of fully registered global certificate that will be deposited with DTC for the Firm Securities that the several Underwriters have agreed to purchase hereunder.

         In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the NYSE is open for trading), the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Underwriters shall not be under any obligation to purchase any of the Optional Securities prior to the exercise of such option. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to

                                   Ex. 1.6-14
the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives in book entry form through the facilities of DTC on each Optional Closing Date for the respective accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account of the Company, in connection with the closing of the transactions, at the above office of Clifford Chance Rogers & Wells LLP. Prior to each Optional Closing Date, the Company will also deliver the form of fully registered global certificate that will be deposited with DTC for the Optional Securities that the several Underwriters have agreed to purchase hereunder.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company hereby covenants and agrees with the several Underwriters that:

                  (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as CSFBC may designate and maintain such qualifications in effect so long as required for the distribution of the Offered Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities). The Company will promptly advise CSFBC of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (b) The Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act not later than 10:00 A.M. (New York City time) on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree and will furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Act, which

                                   Ex. 1.6-15

         Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                  (c) The Company will advise CSFBC immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to the Registration Statements or the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, any other filing of the Company under the Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, the Registration Statements, or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of any one of the Registration Statements or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, (iv) the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will advise CSFBC promptly of any proposal to amend or supplement the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, the Registration Statements, including by filing any documents that would be incorporated therein by reference, will afford CSFBC a reasonable opportunity to comment on any such proposed amendment or supplement and will not file any such amendment or supplement to which CSFBC shall object in writing.

                  (d) The Company will advise CSFBC promptly and, if requested by CSFBC, will confirm such advice in writing when, prior to the termination of the underwriting syndicate contemplated in the Agreement, any post-effective amendment to any one of the Registration Statements becomes effective under the Act.

                  (e) The Company will furnish to CSFBC and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) if different than the items contained in clauses (i) and (ii) above, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed (other than correspondence or other similar communications), and
         (iv) such other information as CSFBC may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as such communications, documents or information become available.

                  (f) The Company will advise the Underwriters promptly of the happening of any event known to the Company, the Subsidiaries or the Manager within the time during which

                                   Ex. 1.6-16
         a Prospectus relating to the Offered Securities is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, CSFBC or their respective counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company's own expense, to the Underwriters and to dealers copies in such quantities and at such locations as CSFBC may from time to time reasonably request of an appropriate amendment to the Registration Statements or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Act but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Act that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  (h) The Company will furnish to CSFBC a signed copy of the Registration Statements, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as CSFBC may reasonably request.

                  (i) The Company will apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to furnish to CSFBC, not less than two business days before a filing with the Commission during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of

                                   Ex. 1.6-17
         the Exchange Act and during such period to file all such documents in a manner and within the time periods required by the Exchange Act.

                  (k) The Company will furnish to CSFBC, as early as practicable prior to the First Closing Date and the Optional Closing Date, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, the Subsidiaries and the Trusts which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(a) hereof.

                  (l) Neither the Company nor the Subsidiaries nor the Manager will sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock, or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, disposition or filing, for a period of 90 days after the date hereof, without the prior written consent of CSFBC. The foregoing sentence shall not apply to (i) the Offered Securities to be sold hereunder, (ii) any Securities issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (iii) Securities issued pursuant to the DRSPP or (iv) the grant of awards pursuant to the Company's Amended and Restated 1992 Stock Option and Incentive Plan ("Plan") or issuances pursuant to the exercise of employee stock options or other awards, including restricted stock awards approved under an amendment to the Plan on July 17, 2001.

                  (m) The Company will use its best efforts to cause each officer and director of the Company to furnish to CSFBC, prior to the time of purchase, a letter or letters, substantially in the form of Exhibit A annexed hereto, pursuant to which each such Person shall
         ---------
         agree not to sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock of the Company for a period of 90 days after the date hereof, without the prior written consent of CSFBC.

                  (n) The Company will use its best efforts to cause the Offered Securities to be listed on The New York Stock Exchange and to maintain such listing and to file with The New York Stock Exchange all documents and notices required by The New York Stock Exchange of companies that have securities that are listed on The New York Stock Exchange.

                  (o) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

                  (p) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters, except as set forth under Section 9 hereof or (iii) or
         (iv) below) in connection with (i) the preparation and filing of the Registration Statements, each Preliminary Prospectus, the Prospectus, and any amendments

                                  Ex. 1.6-18
         or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Offered Securities by the Company, (iii) as relating to the offering by the Company of the Offered Securities: the word processing and printing of this Agreement, any agreement among the Underwriters, dealer agreements, statements of information, custody agreement or powers of attorney, as applicable, and the reproduction and printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Offered Securities on The New York Stock Exchange and any registration thereof under the Exchange Act, (vi) the filing, if any, for review of the public offering of the Offered Securities by the NASD, and (vii) the performance of the Company's other obligations hereunder.

                  (q) Prior to termination of the underwriting syndicate contemplated by this Agreement, neither the Company nor the Subsidiaries nor the Manager will (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Securities, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Offered Securities, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company.

                  (r) The Company will comply with all requirements imposed upon it by the Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Offered Securities as contemplated by the provisions hereof and the Prospectus.

                  (s) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

                  (t) The Company will comply with all of the provisions of any undertakings in the Registration Statements.

                                  Ex. 1.6-19

               (u) The Company and the Subsidiaries have been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company's proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

               (v) The Company will not be or become, at any time prior to the expiration of three years after the date of the Agreement, an "investment company," as such term is defined in the Investment Company Act.

               (w) The Company has retained PricewaterhouseCoopers LLP (for all periods after January 1, 1999) and McGladrey & Pullen, LLP (for the year ended December 31, 1998) as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the Investment Company Act.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities under this Agreement will be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the satisfaction of each of the following additional conditions precedent:

               (a) On or prior to the date of this Agreement, the Representatives shall have received letters, dated, respectively, the date of delivery thereof and addressed to the Underwriters (with reproduced copies for each of the Underwriters), of PricewaterhouseCoopers LLP and McGladrey & Pullen, LLP, in each case, in the forms heretofore approved by CSFBC relating to the financial statements, including any pro forma financial statements of the Company and the Subsidiaries and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

               In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless CSFBC deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of CSFBC, make it impractical or inadvisable to proceed with the purchase and delivery of the Offered Securities as contemplated by the Registration Statements and the Prospectus.

               (b) The Prospectus shall have been filed with the Commission in accordance with the Act and Section 5(b) of this Agreement. No stop order suspending the effectiveness of

                                  Ex. 1.6-20
         the Registration Statements or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company (after due inquiry) or any Underwriter, shall be contemplated by the Commission.

               (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or, New York authorities; (vi) any major disruption of settlements of securities or (vii) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

               (d) No amendment or supplement to the Registration Statements or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriters object in writing.

               (e) Prior to the First Closing Date or any Optional Closing Date, as the case may be, (i) the Registration Statements and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact

                                  Ex. 1.6-21
         required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               (f) Between the time of execution of this Agreement and the First Closing Date or any Optional Closing Date, as the case may be, no transaction which, in the sole discretion of CSFBC, is material and unfavorable to the Company or the Subsidiaries or the Manager shall have been entered into by the Company or any of the Subsidiaries.

               (g) The Company shall have furnished to CSFBC such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statements and the Prospectus as of the First Closing Date or any Optional Closing Date, as the case may be, as CSFBC may reasonably request.

               (h) The Offered Securities shall have been approved for listing on The New York Stock Exchange, subject only to notice of issuance at or prior to the First Closing Date or any Optional Closing Date, as the case may be.

               (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

               (j) The Representatives shall have received an opinion in such final form as shall be mutually agreeable to the parties, dated such Closing Date of Jeffers, Shaff & Falk, LLP, counsel for the Company, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Offered Securities as herein contemplated.

                    (ii) The Subsidiaries and the Manager have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate their assets and properties and conduct their business as described in the Prospectus.

                    (iii) The Trusts have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus.

                    (iv) The Company, the Subsidiaries and the Manager are duly licensed or qualified by each jurisdiction in which they conduct their business, or own or lease real property or maintain an office, in which the nature and conduct of the

                                  Ex. 1.6-22

               Company's, the Subsidiaries' or the Manager's business makes such qualification and licensing necessary and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect on the Company.

                    (v) This Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which such counsel expresses no opinion, is enforceable against the Company in accordance with the terms thereof.

                    (vi) The Offered Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be duly and validly issued and will be fully paid and non-assessable.

                    (vii) The Company has an authorized capitalization as set forth in the Prospectus. All of the outstanding shares of capital stock of the Company and the shares to be paid for by the Underwriters in accordance with the terms of this Agreement have been and will be duly and validly authorized and issued, and are and will be fully paid, non-assessable and free of statutory and contractual preemptive rights under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Maryland, (ii) the Company's articles of incorporation or bylaws or (iii) any instrument, document, contract or other agreement. The Offered Securities, when issued, will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the best of such counsel's knowledge, no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for shares of capital stock of the Company. No holder of any security of the Company has the right to require any security owned by such holder to be included for registration in the Registration Statement. The certificates for the Offered Securities (i) are in due and proper form, and
               (ii) comply with all applicable statutory requirements, with any applicable requirements of the Company's organizational documents and with the requirements of The New York Stock Exchange. The holders of the Offered Securities will not be subject to personal liability by reason of being such holders.

                    (viii) The Company does not own or control, directly or
               indirectly, any corporation, association or other entity other than the Subsidiaries and the Trusts.

                    (ix) The capital stock of the Company, including the Offered Securities, conforms to the description thereof contained in the Registration Statement and Prospectus and such description conforms to the rights set forth in the instruments

                                  Ex. 1.6-23
               defining the same. The form of certificate used to evidence the Securities is in due and proper form and complies with all applicable statutory requirements.

                    (x) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express an opinion) on the date of filing with the Commission and at the Closing Date complied as to form in all material respects with the requirements of the Act, the Exchange Act, including, without limitation, Item 503 of Regulation S-K.

                    (xi) The Registration Statements have been declared effective under the Act, the Prospectus Supplement has been filed as required by this Agreement and, to the best of such counsel's knowledge, after due inquiry, no stop order has been issued or proceedings with respect thereto pending, contemplated or threatened under the Act and any required filings of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act have been made in the manner and within the time period required by such Rule 424.

                    (xii) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the authorization, issuance, transfer, sale and delivery of the Offered Securities and the consummation by the Company of the transaction as contemplated by this Agreement or with the taking by the Company of any action contemplated thereby other than registration of the Offered Securities under the Act and except as may be required under state securities laws or by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Offered Securities.

                    (xiii) The execution, delivery and performance of this
               Agreement by the Company and the Manager and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under, nor cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of) (i) any provisions of the charter or bylaws of the Company, the Subsidiaries or the Manager, (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan, loan agreement, bond, debenture, note agreement, capital lease, repurchase agreement, credit agreement or other evidence of indebtedness,
               (iii) any lease, contract or other agreement or instrument to which the Company, the Subsidiaries or the Manager is a party or by which they or their assets or properties may be bound or affected, (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any

                                  Ex. 1.6-24
               of the Subsidiaries, (v) any voting trust arrangement or any contract or other agreement to which the Company or any of the Subsidiaries is a party that restricts the ability of the Company to issue securities and of which such counsel has knowledge, (vi) any document filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, or (vii) any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge, or violate applicable provisions of any statute or regulation in the State of Maryland, State of New Mexico or of the United States.

                    (xiv) Neither the Company nor any of the Subsidiaries nor the Manager is in violation of its charter or bylaws or in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or any other agreement or instrument to which the Company, the Subsidiaries, or the Manager is a party or by which it or its properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

                    (xv) All descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings or contracts, instruments, leases, licenses and other agreements (collectively, the "Documents") are accurate and fairly present the information required to be shown and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus or the Registration Statement that are not described as required, or of any Documents of a character required to be described in the Registration Statement or Prospectus that are not described as required and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

                    (xvi) To the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or the Manager are subject or of which any of their assets or properties are subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described or which (i) seek to challenge the legality or enforceability of this Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, or incorporated by reference as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any

                                  Ex. 1.6-25
               of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages or seek to impose criminal penalties upon the Company, the Subsidiaries or the Manager, or any of their respective officers or directors in their capacities as such and of which such counsel has knowledge or (v) seek to enjoin any of the business activities of the Company, the Subsidiaries or the Manager, or the transactions described in the Prospectus and of which such counsel has knowledge.

                    (xvii) The documents incorporated by reference in the Registration Statements and Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the Commission, complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express an opinion).

                    (xviii) Each of the Company and the Subsidiaries is not and will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act, or a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

                    (xix) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of Offered Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under Sections 856 through 860 of the Code. The proposed method of operation of the Company and each of the Subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and, to the knowledge of such counsel, no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The disclosure contained in the Prospectus under the caption "Federal Income Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                    (xx) The Offered Securities have been duly authorized for listing by The New York Stock Exchange, subject to official notice of issuance.

                    (xxi) To the best of such counsel's knowledge, neither the Company nor the Subsidiaries nor the Manager is in violation of, or in default with respect to, any law,

                                  Ex. 1.6-26
               rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company, the Subsidiaries or the Manager.

                    (xxii) Delivery of certificates for the Offered Securities and/or transfer of the Offered Securities through the "FAST" system of the DTC for the accounts of the Underwriters will transfer valid and marketable title thereto to each Underwriter that has purchased such Offered Securities in good faith and without any notice of any adverse claim with respect thereto.

     In addition, Jeffers, Shaff & Falk, LLP shall state that they have participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants of the Company and the Subsidiaries and representatives of the Underwriters at which the contents of the Registration Statements and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or Prospectus (except as and to the extent stated in opinions number (ix) and (x) above and as to matters of law, summaries of legal matters or legal conclusions expressed in opinion number (xix) above), on the basis of the foregoing nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statements or any amendment thereto at the time such Registration Statements or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or Prospectus Supplement at the date of such Prospectus or Prospectus Supplement, and at all times up to and including the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood such counsel need not express an opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statements or Prospectus).

     (k) The Representatives shall have received from Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Clifford Chance Rogers & Wells LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Jeffers, Shaff & Falk, LLP referred to above.

     (l) The Representatives shall have received a certificate, dated such Closing Date, of an executive officer and a principal financial or accounting officer of the Company (one of which shall be Garrett Thornburg) in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement

                                  Ex. 1.6-27
are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiaries and the Trusts taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (m) CSFBC shall have received letters, each dated such Closing Date, of PricewaterhouseCoopers LLP and McGladrey & Pullen, LLP, each of which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (n)  On or prior to the date of this Agreement, the Representatives shall have received lockup agreements from each of the executive officers and directors of the Company and the Manager, substantially in the form of Exhibit A
                                                                       ---------
annexed hereto, and such letter agreements shall be in full force and effect.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.   Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each Person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the

                                  Ex. 1.6-28

     Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

          Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each Person, if any who controls the Company within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
     Underwriter: (i) the concession and reallowance figures appearing in the fourth paragraph on page S-13 under the caption "Underwriting" and (ii) the information appearing in the fourth and fifth paragraphs on pages S-14 and S-15 and the first paragraph on page S-15 under the caption "Underwriting."

                                  Ex. 1.6-29

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be

                                   Ex. 1.6-30
     deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each Person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other Persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). In the event of any default by one or more Underwriters as described in this Section 8, the Representatives shall have the right to postpone the First Closing Date or the Optional Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Optional Securities, as the case may be. As used

                                   Ex. 1.6-31
in this Agreement, the term "Underwriter" includes any Person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(p) and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of
Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse First Boston, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if to the Company, will be mailed, delivered or telegraphed and confirmed to it at 119 East Marcy Street, Santa Fe, New Mexico 87501, Attention: President (with a copy to Jeffers, Shaff & Falk, LLP, Attention: Michael Jeffers); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other Person will have any right or obligation hereunder.

     12. Representation of Underwriters. CSFBC will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by CSFBC will be binding upon all the Underwriters.

     13. Construction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                                   Ex. 1.6-32

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                   Ex. 1.6-33

     If the foregoing is in accordance with the Company's, the Manager's and the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Manager and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                     Thornburg Mortgage, Inc.



                                     By: /s/ Garrett Thornburg
                                        --------------------------------
                                        Name:  Garrett Thornburg
                                        Title: Chief Executive Officer


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written, on behalf of
itself and the other several Underwriters
named in Schedule A
         ----------

         Credit Suisse First Boston Corporation



         By    /s/ Andrew C. Rosenburgh
               --------------------------------
               Name:  Andrew C. Rosenburgh
               Title: Director

Accepted and agreed to as of the date first above written, only as to the representations and warranties of the Manager as set forth in
Section 2 hereof

         Thornburg Mortgage Advisory Corporation


         By    /s/ Garrett Thornburg
               --------------------------------
               Name:  Garrett Thornburg
               Title: Chief Executive Officer

                                   Ex. 1.6-34

                                  SCHEDULE A


                                                              Number of
         Underwriter                                          Firm Securities
         -----------                                          ---------------
         Credit Suisse First Boston Corporation               1,591,600
         ABN AMRO Rothschild LLC                              622,800
         A.G. Edwards & Sons, Inc.                            622,800
         RBC Dain Rauscher Inc.                               622,800
         CIBC World Markets Corp.                             60,000
         First Union Securities, Inc.                         60,000
         U.S. Bancorp Piper Jaffray Inc.                      60,000
         Fahnestock & Co. Inc.                                30,000
         Flagstone Securities                                 30,000
         Janney Montgomery Scott LLC                          30,000
         Keefe, Bruyette & Woods, Inc.                        30,000
         Legg Mason Wood Walker, Incorporated                 30,000
         Mesirow Financial, Inc.                              30,000
         Morgan Keegan & Company, Inc.                        30,000
         Parker/Hunter Incorporated                           30,000
         Raymond James & Associates, Inc.                     30,000
         Sanders Morris Harris                                30,000
         Sandler O'Neill & Partners, L.P.                     30,000
         Thornburg Securities Corporation                     30,000

                                                           -------------
         Total                                                4,000,000
                                                           =============

                                   Sch. A-1

                                  SCHEDULE B

            List of jurisdictions in which Thornburg Mortgage, Inc.
                     is qualified as a foreign corporation

                                  New Mexico

                                  Sch. B - 1

                                   SCHEDULE C

           List of jurisdictions in which each subsidiary is qualified as a foreign corporation

Subsidiaries of Thornburg Mortgage, Inc.:
-----------------------------------------

         Thornburg Mortgage Acceptance Corporation - None

         Thornburg Mortgage Funding Corporation - None

         Thornburg Mortgage Home Loans, Inc. -       California
                                                     Connecticut
                                                     Florida
                                                     Georgia
                                                     Idaho
                                                     Illinois
                                                     Kentucky
                                                     Louisiana
                                                     Maine
                                                     Massachusetts
                                                     Michigan
                                                     Minnesota
                                                     Montana
                                                     New Mexico
                                                     New York
                                                     North Dakota
                                                     Oregon*
                                                     Rhode Island
                                                     South Carolina
                                                     Vermont
                                                     Virginia
                                                     West Virginia
                                                     Wisconsin

(See Schedule G for jurisdictions in which Thornburg Mortgage Home Loans, Inc. is authorized or licensed to originate loans)

Subsidiaries of Thornburg Mortgage Home Loans, Inc.:
---------------------------------------------------

                  Thornburg Mortgage Acceptance Corporation II - None

                  Thornburg Mortgage Funding Corporation II - None

*In the process of being renewed.

                                  Sch. C - 1

                                  SCHEDULE D


    List of jurisdictions in which Thornburg Mortgage Advisory Corporation
              (the Manager) is qualified as a foreign corporation

                                  New Mexico

                                  Sch. D - 1

                                  SCHEDULE E



                Defaults of any party to any agreement to which
             Thornburg Mortgage, Inc. or any subsidiary is a party


                                     None.

                                  Sch. E - 1

                                  SCHEDULE F


                  Requirements to register as broker/dealer;
                    Relationships with member firms of NASD

Thornburg Securities Corporation, an affiliate of Thornburg Mortgage, Inc., is registered as a broker/dealer and is a member of the NASD.

                                  Sch. F - 1

                                  SCHEDULE G

      Jurisdictions in which Thornburg Mortgage Home Loans, Inc. ("TMHL")
                 is authorized or licensed to originate loans


States where TMHL has obtained licenses to lend:
-----------------------------------------------

Alaska                     Minnesota
California                 Nebraska
Connecticut                North Carolina
Delaware                   North Dakota
Florida                    Oregon
Georgia                    South Dakota
Idaho                      Utah
Illinois                   Vermont
Iowa                       Virginia
Louisiana                  West Virginia
Maine                      Wisconsin
Maryland
Massachusetts
Michigan



States where licensing is not required:
--------------------------------------

Colorado          Montana
Indiana           South Carolina
Kentucky          Wyoming


States with a license exemption:
-------------------------------

Arkansas          Nevada
Mississippi       New Mexico
Missouri          Oklahoma
                  Texas


States in which applications are pending:
----------------------------------------

New York

                                  Sch. G - 1

                                   EXHIBIT A

         November 12, 2001

         Credit Suisse First Boston Corporation
         ABN AMRO Rothschild LLC
         A.G. Edwards & Sons, Inc.
         RBC Dain Rauscher Inc.

         as representatives of the several Underwriters, c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, New York 10010-3629

         Ladies and Gentlemen:

         In consideration of the agreement of Credit Suisse First Boston Corporation ("CSFBC"), ABN AMRO Rothschild LLC, A.G. Edwards & Sons, Inc. and RBC Dain Rauscher Inc. and certain other underwriters to underwrite a proposed public offering (the "Offering") of shares (the "Offered Securities") of common stock, par value $0.01 per share (the "Common Stock"), of Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), as contemplated by a registration statement on Form S-3 (File No. 333-61966), including a prospectus (the "Registration Statement"), with respect to the Offered Securities, the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the commencement of the public offering of such Offered Securities, without the prior written consent of CSFBC, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock, except for issuances of Common Stock upon the exercise of outstanding options and for purchases of Common Stock through the Company's dividend reinvestment and stock purchase plan.

                                      Very truly yours,



                                      By________________________________________
                                         Name:
                                         Title:

                                   Ex. A - 1